UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 31, 2019

Air T, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35476	52-1206400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5930 Balsom Ridge Road
_____________Denver, North Carolina 28037__________
(Address of Principal Executive Offices, and Zip Code)

________________(828) 464-8741__________________
Registrant’s Telephone Number, Including Area Code

_____________________ Not applicable______________________
(Former Name or Former Address, if Changed Since Last Report)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AIRT	NASDAQ Global Market
Alpha Income Preferred Securities (also referred to as 8% Cumulative Capital Securities) (“AIP”)	AIRTP	NASDAQ Global Market
Warrant to purchase AIP	AIRTW	NASDAQ Global Market
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement

To the extent responsive, the information included in Items 2.01 and 2.03 is incorporated herein by reference.

Item 2.01    Completion of Acquisition or Disposition of Assets

On January 6, 2020, Trust Agreement (Aircraft MSN 30241), a trust controlled by Contrail Aviation Leasing, LLC (“Contrail”), a wholly-owned subsidiary of Contrail Aviation Support, LLC (“CAS”), a 79%-owned subsidiary Air T, Inc. (the “Company”), completed a sale for cash of one engine, model CFM56-7B22 with serial number 889728 (the “Engine”), in connection with the termination of an engine lease agreement (the “Lease”). The total transaction value exceeded $5,000,000.*
The sale as discussed above continues Contrail’s business of purchasing aircraft and/or aircraft engines for the purpose of leasing or disassembling them and selling them for parts.
The foregoing summary of the terms of the transaction document does not purport to be complete and is qualified in its entirety by reference to the document which is filed as Exhibit 10.7 hereto and is incorporated by reference herein.
*Portions of the transaction exhibit have been omitted for confidential treatment.
Item 2.03        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On December 31, 2019, the Company and Minnesota Bank & Trust, a Minnesota state banking corporation (“MBT”), entered into that certain Amendment No. 2 to Amended and Restated Credit Agreement (the “Second Amendment”). The Second Amendment provides for a separate revolving line of credit for $10,000,000. In connection with the Second Amendment, the Company entered into that certain Supplemental Revolving Credit Note in the principal amount of $10,000,000 to MBT (the “Note”). The Note has a maturity date of June 30, 2020, with a fluctuating annual rate of interest equal to the greater of (a) the sum of (i) the LIBOR Rate, and as the same may adjust monthly, plus (ii) 1.25%; or (b) 3.00%; provided, that, upon the occurrence and during the continuance of any Event of Default as defined therein, the rate of interest hereunder shall be increased by 3.00% above the rate of interest that would otherwise be in effect thereunder. The loan is secured by a pledge of a continuing security interest in the demand deposit cash collateral accounts of Air T OZ 1, LLC, Air T OZ 2, LLC, and Air T OZ 3, LLC, each a Minnesota limited liability company and a subsidiary of the Company, with an aggregate account cash balance of $10,000,000 under the sole control by MBT. Twelve of the Company’s subsidiaries continue to, jointly and severally, guaranty the full and prompt payment and performance of all debts and obligations of the Company to MBT.

The foregoing summary of the terms of the financing documents does not purport to be complete and is qualified in its entirety by reference to the documents which are filed as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, and 10.6 respectively hereto and are incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits

10.1	Form of Amendment No. 2 to Amended and Restated Credit Agreement, dated December 31, 2019 by and between Air T, Inc. and Minnesota Bank & Trust.

10.2	Form of Air T, Inc. Supplemental Revolving Credit Note, dated December 31, 2019 in the principal amount of $10,000,000 to Minnesota Bank & Trust.

10.3	Form of Collateral Account Agreement, dated December 31, 2019, by and between Air T OZ 1, LLC and Minnesota Bank & Trust.

10.4	Form of Collateral Account Agreement, dated December 31, 2019, by and between Air T OZ 2, LLC and Minnesota Bank & Trust.

10.5	Form of Collateral Account Agreement, dated December 31, 2019, by and between Air T OZ 3, LLC and Minnesota Bank & Trust.

10.6
Form of Acknowledgement and Agreement of AirCo, LLC, CSA Air, LLC, Global Ground Support, Inc., Jet Yard, LLC, Mountain Air Cargo, Inc., Stratus Aero Partners, LLC, Air T Global Leasing, LLC, AirCo Services, LLC, Space Age Insurance Company, Worthington Acquisition, LLC, Worthington Aviation, LLC and Worthington MRO, LLC, dated December 31, 2019 in favor of Minnesota Bank & Trust.

10.7	Form of Bill of Sale (ESN 889728), dated January 6, 2020 granted to Sun Country, Inc. d/b/a Sun Country Airlines.
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 7, 2020

AIR T, INC.

By: /s/ Brian Ochocki
Brian Ochocki, Chief Financial Officer

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